Exhibit 3.1


                 Amended and Restated Articles of Incorporation
                                       of
                         Barrington Sciences Corporation



     Barrington Sciences Corporation (formerly known as Financial Express Corporation), a corporation organized under the laws of the State of Nevada on January 5, 1989, hereby amends and restates its Articles of Incorporation pursuant to the provisions of Nevada Revised Statutes Sections 78.385, 78.390 and 78.403.1. The Articles of Incorporation of the Corporation are hereby amended and restated as follows:

                                Article I -- Name

        The name of this Corporation is: BARRINGTON SCIENCES CORPORATION.


               Article II - Registered Agent and Registered Office

     The registered agent and registered office of the Corporation are as follows:

                        Prentice-Hall Corp. Systems, NV.
                             #E - 502 E. John Street
                            Carson City, Nevada 89706

     This Corporation also may maintain an office or offices at such other places within or outside the State of Nevada, as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada, the same as in the State of Nevada.

                        Article III - Purposes and Powers

     This Corporation may engage in any trade or activity and transact all lawful business, within or without the State of Nevada, for which corporations may be incorporated pursuant to the General Corporation Laws of the State of Nevada. The Corporation also shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purpose or purposes of this Corporation.

     The Corporation shall have all the powers of a corporation organized under the General Corporation Law of the State of Nevada.

                              Article IV - Duration

     The duration of the Corporation's existence shall be perpetual.

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                         Article V - Authorized Capital

     Section 1. This Corporation is authorized to issue two classes of capital stock, referred to as Common Stock and Preferred Stock, each with par value of $0.001 per share. This Corporation shall be authorized to issue a maximum of One Hundred Million (100,000,000) shares of Common Stock, and a maximum of Twenty-Five Million (25,000,000) shares of Preferred Stock.

     Section 2. The holders of stock designated "Common Stock" are entitled to one (1) vote for each share held. The Board of Directors may issue the Common Stock from time-to-time.

     Section 3. The Board of Directors is hereby authorized to provide for the issuance of Preferred Stock in one or more series from time to time in any manner permitted by law, and may by resolution providing for the issuance thereof, determine and state the designations, preferences, limitations, terms, and relative rights (including without limitation, such matters as dividends, redemption, liquidation, conversion and voting) associated with each series of Preferred Stock, without additional shareholder approval. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

     Section 4. The capital stock of the Corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid and non-assessable.


                             Article VI -- Directors

     Section 1. A Board of Directors shall manage the business of the Corporation. The Board of Directors shall be composed of not less than one (1) or more than nine (9) Directors. The specific number of Directors of this Corporation shall be set by resolution of the Board of Directors in accordance with the provisions of the Bylaws of the Corporation, and may be increased or decreased from time to time in the manner provided therein, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

     Section 2. The Directors shall be divided into three (3) classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The term of office of Directors of the first class shall expire at the first annual meeting of stockholders after their election. The term of office of Directors of the second class shall expire at the second annual meeting after their election. The term of office of Directors of the

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third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent his or her death, resignation or removal, a Director shall continue to serve despite the expiration of the Director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of Directors.

     Section 3. The stockholders may remove one or more Directors with or without cause, but only at a special meeting called for the purpose of removing the Director or Directors, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director or Directors.

     Section 4. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The stockholders may fill a vacancy only if there are no Directors in office.


         Article VII - Limitation of Liability of Directors and Officers

     Section 1. No Director or Officer of this Corporation shall be personally liable to this Corporation or its stockholders for any breach of fiduciary duty as Officer or Director of this Corporation. This provision shall not affect liability for acts or omissions that involve intentional misconduct, fraud, a knowing violation of law, or the payment of dividends in violation of NRS 78.300.

     Section 2. A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director, except for liability of the director: (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating the Nevada General Corporation Law, or
(iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Nevada General Corporation Law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, as so amended, without any requirement of further action by the stockholders.


                  Article VIII - Indemnification and Insurance

     Section 1. The Corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of the Corporation and shall advance or reimburse the reasonable expenses incurred by the individual in advance of final disposition of the proceeding, without regard to the

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limitations in the Nevada General Corporation Law, or any other limitation which may hereafter be enacted, to the extent such limitation may be disregarded if authorized by the Articles of Incorporation or as permitted by applicable law.

     Section 2. Any repeal or modification of this Article by the stockholders of this Corporation shall not adversely affect any right of any individual who is or was a director of the Corporation, which existed at the time of such repeal or modification.

     Section 3. To the fullest extent provided by Nevada General Corporation Law, the Corporation also may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 4. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses.


                         Article IX - Preemptive Rights

     No holder of any shares of this Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of this Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

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                          Article X - Cumulative Voting

     Cumulative voting shall not be allowed in the election of directors or for any other purpose.


             Article XI - Combinations with Interested Stockholders

     This Corporation shall not be governed by the provisions of NRS 78.411 to 78.444, inclusive.

                       Article XII - Amendment of Articles

     This Corporation reserves the right to amend, alter, change or repeal any of the provisions contained in its Articles of Incorporation in any manner now or hereafter prescribed or permitted by law. All rights of the stockholders, directors and officers of this Corporation are granted subject to this reservation.


          Article XIII - Contracts In Which Directors Have An Interest

     No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and another corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, is void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the Board of Directors or a committee thereof which authorizes or approves the contract or transaction, or joins in the execution of a written consent which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for that purpose, if the circumstances specified in any of the following paragraphs exists:

     (a) The fact of the common directorship, office or financial interest is known to the Board of Directors or committee and noted in the minutes, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors.

     (b) The fact of the common directorship, office or financial interest is known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders.

     (c) The fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought before the Board of Directors of the Corporation for action.

     (d) The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

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     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies a contract or transaction, and if the votes of the common or interested directors are not counted at the meeting, then a majority of the disinterested directors may authorize, approve or ratify a contract or transaction.

                              Article XIV - Bylaws

     The Board of Directors shall have the power to adopt, amend, or repeal the Bylaws of this Corporation, subject to the power of the stockholders to amend or repeal such Bylaws. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of this Corporation.

                    Article XV - Approval of Certain Actions

     Except to the extent that any of the following actions are permitted to be taken solely upon approval of the Board of Directors of the Corporation without stockholder action pursuant to these Articles of Incorporation or applicable Nevada General Corporation Law, any amendment of the Articles of Incorporation of the Corporation, approval of a plan of merger or share exchange, authorizing the sale, lease, exchange or other disposition of all, or substantially all of the Corporation's property, authorizing dissolution of the Corporation or any increase in the authorized capital stock of the Corporation (whether pursuant to Article V or otherwise) or any change in the rights attached to any class of its shares, and any other reorganization of the Corporation of any nature, shall require approval by each voting group entitled to vote thereon by a simple majority of all the votes entitled to be cast by that voting group.


        Article XVI - Stockholder Voting on Significant Corporate Action

     Any corporate action for which Nevada General Corporation Law, as then in effect, would otherwise require approval by either two-thirds vote of the stockholders of the Corporation or by a two-thirds vote of one or more voting groups shall be deemed approved by the stockholders or the voting group(s) if it is approved by the affirmative vote of the holders of a majority of shares entitled to vote or, if approval by voting groups is required, by the holders of a majority of shares of each voting group entitled to vote separately. Notwithstanding this Article, effect shall be given to any other provision of these Articles of Incorporation that specifically requires a greater vote for approval of any particular corporate action.

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              Article XVII - Stockholder Action by Written Consent

     Action required or permitted to be taken at a stockholders' meeting may be taken without a meeting or a vote if the action is taken by stockholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. To the extent that Nevada General Corporation Law requires prior notice of any such action to be given to non-consenting or non-voting stockholders, written notice of such action shall be given at least five (5) days prior to the effective date of such action, unless a greater period is required by law.

               Article XVIII - Quorum for Meetings of Stockholders

     Except with respect to any greater requirement required by Nevada General Corporation Law or the Bylaws of this Corporation, one-third of the votes entitled to be cast on a matter by the holders of shares that are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders.


     The foregoing amendment and restatement of the Articles of Incorporation was duly adopted by stockholders representing a majority of the outstanding shares of the Corporation entitled to vote thereon pursuant to shareholder action taken in lieu of a shareholder meeting, as authorized under Nevada Revised Statutes Section 78.320.2


     IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of February 2003.


                                            BARRINGTON SCIENCES CORPORATION


                                            By:      Lorne Broten
                                            ------------------------------------
                                            Its:     CFO & Treasurer
                                            ------------------------------------



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